EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION
                     906 OF THE SARBANES-OXLEY ACT OF 2002


This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the Quarterly Report on Form 10-Q (the "Form 10-Q") for the quarter ended May 31, 2011 of Castmor Resources Ltd. (the "Issuer"). The undersigned hereby certifies that the Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.


Date: July 14, 2011

By /s/ Alfonso Quijada
Alfonso Quijada
Chief Executive Officer, President,
Chief Financial Officer and
Principal Accounting Officer